Exhibit 23.1


                    CONSENT OF INDEPENDENT ACCOUNTANTS
                    ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 21, 2000 relating to the consolidated financial statements, which is included in EMC Corporation's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated January 21, 2000 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP
    PricewaterhouseCoopers LLP

Boston, Massachusetts
July 10, 2000